                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

    Filed by the registrant  X
                            ---
    Filed by a party other than the
      registrant ___
    Check the appropriate box:
    ___  Preliminary proxy statement         ___  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2)
     X   Definitive proxy statement
    ---
    ___  Definitive additional materials
    ___  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               YES Clothing Co.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                               YES Clothing Co.
                    ---------------------------------------
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     x   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
    ---  or Item 22(a)(2) of Schedule 14A.
    ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

                     Not applicable.
         ---------------------------------------------------------------
    (2)  Aggregate number of securities to which transactions applies:

                     Not applicable.
         ---------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                     Not applicable.
         ---------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

                     Not applicable.
         ---------------------------------------------------------------
    (5)  Total fee paid:

                     Not applicable.
         ---------------------------------------------------------------
     X   Fee paid previously with preliminary materials.
    ___
         ---------------------------------------------------------------
    ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

                     Not applicable.
         ---------------------------------------------------------------
    (2)  Form, schedule or registration statement no.:

                     Not applicable.
         ---------------------------------------------------------------
    (3)  Filing party:

                     Not applicable.
         ---------------------------------------------------------------
    (4)  Date filed:

                     Not applicable.
         ---------------------------------------------------------------

YES CLOTHING CO.


                                                            August 23, 1995



Dear Shareholder:

          You are cordially invited to attend the annual meeting of holders of Common Stock of YES Clothing Co. to be held at the Company's offices, 1380 W. Washington Boulevard, Los Angeles, California 90007, on October 7, 1996, at 10:00 a.m.

          At this meeting, Shareholders are being asked to elect four directors to the Company's Board of Directors, to ratify management's appointment of independent auditors for the 1997 fiscal year and to amend the Company's Stock Option Plan. Please give your attention to the Proxy Statement appearing on the following pages, which describes these matters in detail.

          It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

          Thank you for your cooperation.

                                                    Sincerely,



                                                     Guy Anthome
                                                     Chairman and Chief
                                                     Executive Officer

                               YES CLOTHING CO.
                        1380 WEST WASHINGTON BOULEVARD
                        LOS ANGELES, CALIFORNIA  90007

              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                          To Be Held October 7, 1996

          Notice is hereby given that the annual meeting of holders of Common Stock of YES Clothing Co. (the "Company") will be held at the Company's offices, 1380 W. Washington Boulevard, Los Angeles, California 90007, on October 7, 1996, at 10:00 a.m., for the following purposes:

     (1)  Election of Directors by Shareholders.

     (2) Ratification of the selection of Moss - Adams as independent auditors of the Company for the fiscal year ending March 31, 1997.

     (3) Amendment to the 1989 Stock Option Plan of the Company increasing to 1,000,000 the number of shares thereunder.

     (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed August 16, 1996 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                         By Order of the Board of Directors,



                                         Jeffrey Busse
                                         Secretary

August 23, 1996
Los Angeles, California

                               YES CLOTHING CO.
                        1380 WEST WASHINGTON BOULEVARD
                        LOS ANGELES, CALIFORNIA  90007

                                PROXY STATEMENT

                                 SOLICITATION

          This Proxy Statement is furnished to shareholders of YES Clothing Co. (the "Company" or "YES") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the annual meeting of holders of Common Stock scheduled to be held at Company's offices, 1380 W. Washington Boulevard, Los Angeles, California 90007, on October 7, 1996, at 10:00 a.m., and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to shareholders is August 23, 1996. The Company's principal executive offices are located at 1380 West Washington Boulevard, Los Angeles, California 90007.

          Proxies, in the form enclosed, are being solicited by the Board for use at the annual meeting. The persons named as proxies were selected by the Board and are officers of the Company or its affiliates. Proxies may be revoked by a shareholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting.
In addition, a shareholder of record who attends the annual meeting may vote his shares personally and revoke his proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

          The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, Directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

          The Board has fixed the close of business on August 16, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. At the close of business on the Record Date, the Company had outstanding 7,036,492 shares of Common Stock. The Common Stock is being asked to vote on the election of four members of the Board, amendment of the Company's Stock Option Plan, ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournment thereof. The holders of a majority of the Common Stock constitute a quorum for those portions of the meeting where action is required of holders of Common Stock.

                      VOTE REQUIRED AND VOTING PROCEDURE

          Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the meeting on each of the matters duly presented for vote at the meeting.

          In connection with the solicitation by the Board of proxies for use at the meeting, the Board has designated Irving B. Kroll and Jeffrey Busse as proxies. Shares represented by all properly executed proxies will be voted at the meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors," FOR ratification of the selection of Moss - Adams as independent auditors of the Company for the fiscal year ending March 31, 1997 and FOR the approval of the amendment of the Company's Stock Option Plan.

          The Board is not aware of any matters that will come before the meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the meeting.

          A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat is required for the election of directors and for ratification of the Company's independent auditors.

          A proxy submitted by a shareholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are present but are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

          In the election of directors, the nominees receiving the highest number of votes of shares represented in person or by proxy at the meeting and entitled to vote on such matter will be elected directors of the Company. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome thereof. The appointment of Moss - Adams as the Company's auditors for the fiscal year ending March 31, 1997 and for the approval of the amendment to the Company's Stock Option Plan will be approved only if a majority of the shares represented in person or by proxy at the meeting and entitled to vote thereon casts affirmative votes with respect to such matters. Thus, with respect to such matters, non-voted shares will have the effect of a negative vote.

          The Board has appointed Chemical Mellon Shareholder Services as the Inspector of Elections for the meeting. The Inspector of Elections will determine the number of shares of Common Stock represented, in person or by proxy, at the meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. None of the matters to be voted on at the meeting will be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

                        ACTION TO BE TAKEN UNDER PROXY

          All proxies for Shareholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the four nominees described herein, approval of the amendment to the Company's 1989 Stock Option Plan, and for the ratification of the appointment of independent auditors.

          The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

          It is intended that the persons named in the proxy for the Shareholders will, unless otherwise instructed, vote for the election of the four nominees listed below to serve as Directors until the next annual meeting of Shareholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. Each of the nominees listed below has expressed his intention to serve the entire term for which election is sought.

    NOMINEES FOR ELECTION BY SHAREHOLDERS                  TERMS
    -------------------------------------                  -----

             Guy Anthome                         Until 1997 Annual Meeting
             Jeffrey Busse                       Until 1997 Annual Meeting
             Irving B. Kroll                     Until 1997 Annual Meeting
             Maurice Schoenholz                  Until 1997 Annual Meeting

          The following information with respect to the principal occupation or employment of each nominee and incumbent Director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent Directors. This information includes a description of each person's service, if any, with the Company.

INFORMATION CONCERNING CURRENT DIRECTORS AND NOMINEES FOR DIRECTORS

          Mr. Anthome, age 58, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since June 1996 and a Director since May 1995. Mr. Anthome was the President of the Company from June 1995 to August 1995. In addition, from 1990 through the present date, Mr. Anthome has been the President and director of Gantom, Inc., a privately held apparel company.

          Mr. Busse, age 43, has been the Chief Financial Officer and a Director of the Company since May 1995 and Secretary since June 1995. From May 1991 through May 1995, Mr. Busse was Controller of the Company. From April 1988 through May 1991, was the Controller for California Apparel Corporation.

          Mr. Kroll, age 66, has been a Director of the Company since March 1995. From 1961 through 1992, Mr. Kroll was a partner of Kenneth Leventhal & Company, a national accounting firm. From 1992 through the present, Mr. Kroll has been engaged in consulting and charitable activities.

          Mr. Schoenholz, age 73, was elected a Director of the Company in October 1989. Mr. Schoenholz was employed in a variety of management capacities by United Factors and its successor, Crocker United Factors, from 1940 to 1978. Mr. Schoenholz served as Chairman of the Board of Republic Factors Corp. from 1978 until his retirement in 1982 and is currently a consultant to that company. Mr. Schoenholz is also President of Maurice Schoenholz, Inc. The Company sells substantially all of its accounts receivable to Republic Factors Corp.

BOARD MEETINGS

          During the fiscal year ending March 31, 1996, the Board met ten times. Messrs. Anthome, Busse, Kroll and Schoenholz and former director Georges Marciano attended all meetings.

STOCK OPTION AND COMPENSATION COMMITTEE

          The Stock Option and Compensation Committee of the Board consists of Messrs. Schoenholz and Kroll. The Stock Option and Compensation Committee, which determines executive remuneration, met once in the fiscal year ending March 31, 1996. The report of the Stock Option and Compensation Committee begins on page 12.

AUDIT COMMITTEE

          The Audit Committee of the Board consists of Messrs. Kroll and Schoenholz. The Committee met two times in the fiscal year ending March 31, 1996. The Audit Committee selects the firm of independent public accountants that audits the financial statements of the Company, discusses the scope and results of the audit with the accountants and discusses the Company's financial accounting and reporting principles and the adequacy of the Company's financial controls with the accountants and with management.

The Company does not have a standing Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As noted above, the current members of the Compensation Committee are Messrs. Kroll and Schoenholz. None of the members of the Compensation Committee served as a member of the Compensation Committee or other board committee performing similar functions of any other entity in 1996.

          For many years, the Company has factored its accounts receivable through Republic Factors for which Mr. Schoenholz served as Chairman of the Board and is now a consultant.

BOARD FEES

          Directors who are not employees of the Company currently receive as compensation for serving on the Board $6,000 annually. Directors who are neither employees of the Company nor employees of affiliates received 5,000 stock options on February 16, 1995, which were replaced with 5,000 new options on July 12, 1995, the day Mr. Marciano contributed capital to the Company.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS, DIRECTORS AND MANAGEMENT

          The following table sets forth, as of July 26, 1996, certain information regarding the beneficial ownership of the Company's Common Stock by:
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the executive officers of the Company who own shares of the Company's Common Stock, and (iv) all of the Company's executive officers and Directors as a group. The following table includes shares beneficially owned by each named person as well as shares which each such person has the right to acquire within 60 days of July 26, 1996.

                                                              Percent of
                                     Common Stock            Common Stock
Beneficial Owner                        Owned                   Owned
- ----------------                     ------------            ------------

Guy Anthome (1)                       3,514,693                  49.90%

Georges Marciano (2)                  2,700,000                  38.32%

Jeffrey Busse (3)                             0                      0

Irving B. Kroll (4)                       6,000                    .09%

Maurice Schoenholz (5)                    6,000                    .09%

All Officers and Directors
  as a group (4 persons)              3,526,693                  50.08%

(1) The address of Mr. Anthome is 1380 West Washington Boulevard, Los Angeles, California 90007.

(2) The address of Mr. Marciano is 9465 Wilshire Boulevard, Suite 700, Los Angeles, California 90212. The shares listed above are held by The Georges Marciano Trust of which Mr. Marciano is the sole trustee.

(3) The address of Mr. Busse is 1380 West Washington Boulevard, Los Angeles, California 90007. Mr. Busse holds a stock option to purchase 10,000 shares which will vest, if at all, at the end of the first quarter ending on or before June 30, 1996 that the Company earns a profit.

(4) The address of Mr. Kroll is 1380 West Washington Boulevard, Los Angeles, California 90007. Includes a stock option to purchase 5,000 shares which vested on July 12, 1995.

(5) The address of Mr. Schoenholz is c/o Republic Factors, 1000 Wilshire Boulevard, Suite 400, Los Angeles, California 90017. Includes a stock option to purchase 5,000 shares which vested on July 12, 1995.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company has entered into certain relationships and transactions with related parties. Such relationships and transactions include, without limitation, the following:

RELATIONSHIP WITH GEORGES MARCIANO AND AFFILIATES.

          Background. George Marciano is the founder and former Chief Executive Officer and chief designer of Guess?, Inc., the successful apparel manufacturer and retailer known for its denim and knitwear products. In mid-1993, Mr. Marciano sold his 40% interest in Guess?, Inc. back to that company and began to pursue other investment opportunities in public and private apparel companies. After considering a number of other companies, Mr. Marciano approached Messrs. George Randall and Moshe Tsabag, the owners of approximately 80% of the outstanding common stock of the Company, about an acquisition of their control position in the Company. The terms of the transaction were agreed upon in late 1994, and Georges Marciano and his affiliates acquired control of the Company by their purchase for $2.00 per share of 3,030,000 shares of the Company's outstanding Common Stock on January 31, 1995.

          Under prior management, the Company had incurred substantial losses in its fiscal years ending March 31, 1993, 1994 and 1995. The Company's auditors, Moss - Adams, informed the Company that as a result of the losses incurred through March 31, 1995, their opinion on the Company's financial statements would include a "going concern" qualification. In addition, the Company received a notice of delisting from the NASD/National Market System ("NASD/NMS") in June 1995 due to the decline in its tangible net worth and the Company's auditors potential qualified opinion. The Company appealed to the NASD the notice of delisting. The Company is now traded on the NASD Small Cap Market.

          In response to the deteriorating financial condition of the Company, on June 13 Mr. Marciano suggested to the Company that he would be prepared to contribute capital to the Company, cancel loans he had previously made to the Company and become the Company's Chairman and Chief Executive Officer in exchange for a package of stock, a Warrant and an Executive Stock Option. In addition, Mr. Marciano suggested that the previously discussed license agreement for use of the trademarks GM Surf/TM/ and Misfits/R/ would be implemented but would not require the payment or accrual of royalties until January 31, 1996, essentially allowing the Company a year's use of the trademarks without payment.

          Mr. Marciano's proposals were discussed at a Company board meeting held on Saturday, June 17, 1995. At that meeting the Company's Board, then consisting of Messrs. Kroll, Anthome, Schoenholz and Busse, appointed Georges Marciano to the Board. In addition, Mr. Marciano was appointed Chairman of the Board and Chief Executive Officer of the Company. Prior to Mr. Marciano's joining the Board, the Board (and the Compensation Committee which then consisted of only Messrs. Kroll and Schoenholz, as to the Executive Stock Option) approved (subject to the receipt of an independent valuation and fairness opinion) the sale of 3,184,693 shares of Company Common Stock for a capital contribution of $3,300,000 and the cancellation of indebtedness and advances of $680,866, and the entry by the Company and Mr. Marciano into an employment agreement, Executive Stock Option, Warrant Agreement and trademark license. These are described below.

          EMPLOYMENT AGREEMENT-

          The Company and Mr. Marciano entered into an employment agreement for a one year term from June 17, 1995 through June 16, 1996 for Mr. Marciano to serve, on a nonexclusive basis, as the Company's Chairman of the Board and Chief Executive Officer. Mr. Marciano received a salary of $1 per year plus the Executive Stock Option described below. In addition to his base salary of $1 per year, Mr. Marciano was entitled to the full benefit of the Company's indemnification agreements, reimbursement of his normal and customary business expenses, and participation in all of the Company's health and life insurance and other benefits made available to the Company's senior executives.

          EXECUTIVE STOCK OPTION AGREEMENT-

          In connection with execution of the Employment Agreement, the Company and Mr. Marciano entered into an Executive Stock Option Agreement providing for the grant of options to acquire up to 2,000,000 shares of the Company's common stock at $1.25 per share, vesting monthly beginning on July 17, 1995 over the following four years with each monthly vesting during the first forty-seven months at 41,667 shares and the last 41,651 shares vesting on June 1, 1999.

          WARRANT AGREEMENT-

          In connection with Mr. Marciano's capital contribution described above, the Company granted a Warrant to purchase 2,000,000 shares of Common Stock at a purchase price of $1.25 per share exercisable at any time up to and through June 16, 1997. The Warrant, which is transferable subject to securities law restrictions, provides for customary anti-dilution protection in the event that stock is issued at below market value prices. The Warrant became effective after approval by the Company's shareholders on September 20, 1995.

          LICENSE AGREEMENT-

          The Company also entered into a license agreement with Marble Sportswear, Inc., a corporation controlled by Mr. Marciano, effective as of April 1, 1995, for the license for a period of five years through March 31, 2000 of the trade names GM Surf/TM/ and Misfits/R/ for the production of men's and women's sportswear, casual blouses, casual dresses, casual jackets, jeans, overalls, casual shirts, shortalls, shorts, casual skirts, sweaters, sweatpants, sweatshirts, t-shirts, tank tops, casual trousers and casual vests. The territory licensed is the United States of America and Puerto Rico.

          The license agreement called for royalty payments of 7% of the "Net Sales" of all of the Company's goods bearing the licensed trademarks commencing with sales of the trademarked goods on or after January 31, 1996. In addition, the Company is obligated to pay to licensor 2% of the Company's Net Sales commencing January 31, 1996 as reimbursement for licensor's advertising expenses.

          INDEMNIFICATION AGREEMENT-

          In addition, in connection with Mr. Marciano's appointment to the Board and as the Company's Chief Executive Officer, the Company entered into an indemnification agreement with Mr. Marciano identical to the indemnification agreements provided to the other Directors.

          Copies of all of the foregoing agreements are attached as Exhibits to the Company's annual report on Form 10-K for the fiscal year ended March 31, 1995 filed with the Securities And Exchange Commission on July 14, 1995.

          LETTERS OF CREDIT-

          Mr. Marciano and his affiliates have provided, from time to time, letters of credit to the Company's factor, Republic Factors Corp., to support overdrafts in the Company's favor. On June 4, 1996, as part of the Sale Transaction, Mr. Marciano advanced the Company $3,000,000 to pay off three $1,000,000 letters of credit issued to Republic Factors Corp. on behalf of the Company.

          BEVERLY HILLS STORE-

          Mr. Marciano currently operates a retail store in Beverly Hills under the name "Georges Marciano Boutique". Mr. Marciano sells at his Beverly Hills store, among other items, goods produced by the Company. Those goods are provided to Mr. Marciano's store at the same price and terms as the Company sells goods to other retailers.

          PARK CITY OUTLET-

          Prior to acquiring control of the Company in January, 1995, Mr. Marciano operated an outlet store in Park City, Utah. As of April 1, 1995, Mr. Marciano assigned to the Company the lease for the Park City outlet store (at no profit to Mr. Marciano). The Company reimbursed Mr. Marciano for the cost of tenant improvements and inventory in that store by means of a promissory note. This note was subsequently converted to Common Stock and the Company has assumed the operation of the outlet store under the name "YES Outlet."

          SALE TRANSACTION-

          On June 4, 1996, Georges Marciano and affiliates sold to Guy Anthome 3,514,693 shares of common stock at a purchase price of $0.01 per share. Mr. Marciano resigned as a director and Chairman of the Board, agreed to cancel the Option and Warrant described above, terminated the License Agreement between the Company and Marble Sportswear described above, and paid off liabilities associated with letters of credit issued on behalf of the Company in favor of Republic Factors. The Company and Mr. Marciano exchanged mutual releases and the Company agreed to indemnify Mr. Marciano against liabilities and continue to provide Directors' and Officers' insurance for two years. Copies of the agreement reflecting the Sale Transaction were attached to the Schedule 13D filed by Mr. Marciano on June 6, 1996.

OTHER EMPLOYMENT AGREEMENTS-

          The Company has also entered into oral employment agreements with Messrs. Anthome and Busse described in EXECUTIVE COMPENSATION AND OTHER REMUNERATION - EMPLOYMENT AND CONSULTING AGREEMENTS.

OTHER AGREEMENTS-

          Jeffrey H. Kapor, a Director of the Company until May 16, 1995, is a partner in the law firm of Katz, Hoyt, Siegel & Kapor, which has rendered legal services to the Company since its inception. The Company paid such law firm approximately $93,000 for legal services during fiscal 1995.

          Maurice Schoenholz, a Director of the Company, is currently a consultant to Republic Factors Corp., the Company's sole factor.

          On January 31, 1995, pursuant to an agreement previously entered into between the Company and each of the Company's then outside directors prior to the date Mr. Marciano acquired control of the Company, each outside director agreed to cancel all of their stock options in consideration of certain payments made to them by the Company. Funds to provide for the cancellation payments were loaned to the Company by Mr. Marciano and on July 12, 1995 were converted to additional shares of Common Stock. Director Alexander Menke cancelled options to acquire 55,165 shares of Common Stock at prices ranging from $2 per share to $5 per share and received a payment of $75,165 from the Company. Director Jeffrey Kapor cancelled options to acquire 50,082 shares of Common Stock at prices ranging from $2 per share to $3 per share and received a payment of $75,092 from the Company. Director Maurice Schoenholz cancelled options to acquire 45,000 shares of Common Stock at prices ranging from $2 per share to $5 per share and received a payment of $65,000 from the Company. Director Leslie Bell cancelled options to acquire 45,000 shares of Common Stock at prices ranging from $2 per share to $8.75 per share and received a payment of $65,000 from the Company. Former Director Bruce Emmeluth cancelled options to acquire 25,000 shares of Common Stock at prices of $2 per share and received a payment of $50,000 from the Company.

          In addition, current Directors Maurice Schoenholz and Irving B. Kroll received options to purchase 5,000 shares of Common Stock each at $6 per share on February 14, 1995. These options were subsequently cancelled and replaced by options to purchase 5,000 shares each at a price of $3.375, the closing price of the Company's Common Stock on July 12, 1995, the day Mr. Marciano made his capital contribution to the Company.

          The Company has entered into indemnification agreements with each of its Directors and officers pursuant to which the Company has agreed to indemnify such individuals to the fullest extent permitted by California law.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

          Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended March 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 MANAGEMENT

          The following table sets forth certain information with respect to the Directors and executive officers of the Company:


        NAME            AGE                       POSITION
- -------------------     ---   --------------------------------------------------

Guy Anthome             58    Chairman, CEO and Director
Jeffrey Busse           43    Corporate Secretary, Chief Financial Officer
                              and Director
Irving B. Kroll         66    Director
Maurice Schoenholz      73    Director

          Directors are currently elected for terms of one year each.

          The Company's Bylaws allow the Board to fix the number of Board members between five and ten Directors. The number has been fixed, at present, at six, but the Board can increase the number to ten at any time without shareholder consent. There are currently two vacancies on the Board.

          Guy Anthome. See "Information Concerning Current Directors and
            Nominees for Directors."

          Jeffrey Busse.  See "Information Concerning Current Directors and
            Nominees for Directors."

          Irving B. Kroll.  See "Information Concerning Current Directors and
            Nominees for Directors."

          Maurice Schoenholz. See "Information Concerning Current Directors and Nominees for Directors."

          The Company maintains a Stock Option and Compensation Committee comprised of Messrs. Kroll and Schoenholz and an Audit Committee comprised of Messrs. Kroll and Schoenholz.

          Directors who are not employees of the Company currently receive as compensation for serving on the Board $6,000 annually. In addition, they may receive a grant of options per year as determined at the discretion of the Board.

          The Company entered into oral employment agreements with Messrs. Anthome and Busse. See "Executive Compensation."

                 EXECUTIVE COMPENSATION AND OTHER REMUNERATION

          The following table sets forth all cash and non-cash compensation paid to each of the named executive officers with respect to services rendered during each of the last three fiscal years.


                          SUMMARY COMPENSATION TABLE

                                                     Annual Compensation                Long Term Compensation
                                                     -------------------             ------------------------------
                                         FYE                                         Common Stock       All Other
                                        March                                         Underlying       Compensation
Name and Principal Position              31,         Salary        Bonus               Options             (2)
- ---------------------------             -----        -------------------             ------------------------------
Georges Marciano (1)                    1996         $      1      $-0-              2,000,000 (3)           $-0-
  Chairman of the Board, Chief          1995              -0-       -0-                        -0-            -0-
  Executive Officer and Director        1994              -0-       -0-                        -0-            -0-

Guy Anthome                             1996          35,000        -0-                 50,000 (4)            -0-
  President (June to August 1995)       1995              -0-       -0-                        -0-            -0-
  Asst. Secretary  and Director         1994              -0-       -0-                        -0-            -0-

Daniel V. Goodstein (1)                 1996           55,000       -0-                        -0-            -0-
 Executive Vice President,              1995          178,000       -0-                        -0-            -0-
 Chief Financial Officer,               1994          176,000       -0-                        -0-            -0-
 Secretary and Director

Jeffrey Busse                           1996           75,000       -0-                     10,000            -0-
 Chief Financial Officer,               1995               -0-      -0-                        -0-            -0-
  Secretary and Director                1994               -0-      -0-                        -0-            -0-

(1)  No longer with the Company
(2) These amounts represent the Company's contributions to the Company's Pension Plan
(3)  Cancelled on June 4, 1996
(4)  Cancelled on August 2, 1995

STOCK OPTIONS

      In September 1989, the Board adopted, and the Company's shareholders approved, the YES Clothing Co. 1989 Stock Option Plan (the "Plan"). The shareholders approved an amendment to the Plan in 1991 increasing the maximum number of shares of Common Stock available for issuance under the Plan to 400,000. The Plan provides for the grant of both incentive and nonqualified stock options to the Company's Directors, officers, employees and consultants.

      The Plan is administered by a committee of two members of the Board (the "Option Committee"). The Option Committee determines, subject to the limitations of the Plan and applicable law, the option recipients, the number of shares subject to options, the options exercise price and other option terms, including vesting schedules. Options may be granted under the Plan for terms of up to ten years and one week. The exercise price for incentive stock options must not be less than the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or in such other lawful consideration as the Option Committee may determine. No option may be granted under the Plan after September 11, 1999. Eighty thousand options were granted under the Plan in fiscal 1996.

      The following table sets forth certain information regarding the Chief Executive Officer and the other Named Executives identified in the Summary Compensation Table.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                   -----------------------------------------

                                                                                                  Potential Realizable Value
                                                                                                  at Assumed Annual Rates
                                                                                                  of Stock Price Appreciation
                                       Individual Grants                                          for Option Term
- --------------------------------------------------------------------------------------------      ---------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
                                                     % of Total
                                                     Options/nted
                                   Options/          SARs Granted
                                     SARs            to Employees     Exercise or
                                   Granted           in Fiscal        Base Price         Expiration
Name                                (#)(1)           Year (2)         ($/Share)(3)          Date        5%($)(3)     10%($) (3)
- -----------------------            ---------         ------------     ------------       ----------    ---------     ----------
Georges Marciano                   2,000,000(4)         96.2%           $1.25              6/17/05     1,580,000     3,980,000
Guy Anthome                           50,000(5)          2.4%           $2.12              6/15/05        66,500       169,000
Jeffrey Busse                         10,000             0.5%           $2.12              6/15/05        13,300        33,800
- -----------------------------------------------------------------------------------------------------------------------------------

(1)  Total of 2,080,000 granted.

(2) The closing price of the Company's Common Stock on the Nasdaq Stock Market's SmallCap Market on March 31, 1996 was $1.25.

(3) Based upon the number of shares of the Company's Common Stock outstanding as of March 31, 1996, a 5% and 10% increase in the annual rates of stock price appreciation over the option term would result in an aggregate increase of $5,558,828 and $14,002,619, respectively, in the value of the Common Stock held by all the Company's Common Stockholders (assuming no exercise of warrants or stock options).

(4)  Cancelled June 4, 1996.

(5)  Cancelled August 2, 1995.



     The following table sets forth certain information regarding option exercises and option values for the Chief Executive Officer and the other Named Executives identified in the Summary Compensation Table.

             AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
             ------------------------------------------------------
                     AND FISCAL YEAR-END OPTION/SAR VALUES
                     -------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                         Number of
                                                                         Securities                   Value of
                                                                         Underlying                   Unexercised
                                                                        Unexercised                  In-the-Money
                                                                        Options/SARs                 Options/SARs
                             Shares                                     at FY-End (#)                at FY-End ($)
                           Acquired on            Value                  Exercisable                 Exercisable/
Name                       Exercise (#)           Realized              Unexercisable                Unexercisabe
- ----------------           ------------           --------              -------------                -------------
                                                                          375,000  (E)                  0    (E)
Georges Marciano              -0-                   ---                 1,625,000  (U)                  0    (U)
                                                                            -0-    (E)                  0    (E)
Guy Anthome                   -0-                   ---                     -0-    (U)                  0    (U)
                                                                            -0-    (E)                  0    (E)
Jeffrey Busse                 -0-                   ---                    10,000  (U)                  0    (U)
- -----------------------------------------------------------------------------------------------------------------------------------

Mr. Marciano's and Mr. Anthome's options have been cancelled.

EMPLOYMENT AND CONSULTING AGREEMENTS

          Mr. Anthome and Mr. Busse are employed by the Company on an at will basis. Mr. Anthome receives $150,000 per year plus reimbursement of his business expenses during the term of his employment. Mr. Busse receives $75,000 per year plus reimbursement of his business expenses. Mr. Anthome and Mr. Busse received options to acquire 50,000 shares and 10,000 shares of Company Common Stock on June 15, 1995. Mr. Anthome's options were cancelled in August 1995.

                     REPORT OF THE COMPENSATION COMMITTEE

          The following report of the Compensation Committee and the performance graphs in the next section shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

INTRODUCTION

          The Company's Compensation Committee was established in 1990 and is now composed of Messrs. Kroll and Schoenholz. The Committee reviews the compensation of each member of senior management and assesses the effectiveness of the Company's compensation policies. The Committee also reviews with the full Board all aspects of compensation of the Company's executives.

          The Compensation Committee is responsible for administering total compensation programs which are designed to enable the Company to:

     . Hire, reward, motivate and retain the highest quality managers possible;

     . Match the Company's compensation plans to its business strategies, as well as the external business environment;

     . Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

     . Maximize profitability through growth and efficiency, balancing appropriately the short-term and long-term goals of the Company; and

     . Align the interests of managers with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value.

          Because the Company has undergone substantial management changes and is still in transition, the Company has not entered into any long term compensation arrangements with its employees. It has, however, granted to Mr. Busse options to acquire 10,000 shares of Company Common Stock to align his interests and incentives with the interests of the Company's shareholders. These options vest only if the Company reports net income in any fiscal quarter on or before the quarter ending June 30, 1996.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

          Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the tax deductible compensation paid to the Chief Executive Officer and the four highest-paid executive officers who are employed as executive officers on the last day of the year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied.

          The Company's policy is generally to preserve the Federal income tax deductibility of compensation paid to the extent feasible. Notwithstanding the Company's general policy to preserve the Federal income tax deductibility of compensation payments, under certain circumstances, elements of annual compensation, such as the value of stock options, may cause an executive officer's income to exceed deductible limits. In addition, the Committee retains the authority to authorize other payments, including salary and bonuses, that may not be deductible, if that is in the best interests of the Company and its stockholders.

PERFORMANCE GRAPHS

          Set forth below is a graph comparing the yearly percentage change in the cumulative total return of the Common Stock with the cumulative total return of the NASDAQ Composite Stock Index and with that of a peer group over the five-year period ending March 31, 1996. It is assumed in the graphs that $100 was invested in the Common Stock, in the stock of the companies in the NASDAQ Composite Stock Index, and in the stocks of the peer group companies just prior to the commencement of the period (March 1991 through March 1996, in the graph) and that all dividends received within a quarter were reinvested in that quarter. The peer group companies include more than 40 publicly traded apparel companies.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG YES CLOTHING, NASDAQ COMPOSITE AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period              YES          NASDAQ
(Fiscal Year Covered)         Clothing      Composite     Peer Group
- -------------------          ----------     ---------     ----------
Measurement Pt- 3/91         $100.00        $100.00      $100.00
FYE  3/92                    $ 88.24        $127.47      $131.53
FYE  3/93                    $ 52.94        $146.48      $130.46
FYE  3/94                    $ 31.62        $158.14      $141.39
FYE  3/95                    $200.00        $176.27      $119.96
FYE  3/96                    $ 29.41        $239.27      $160.69

     THE BOARD RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THIS PROPOSAL.

                                PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board recommends that Shareholders vote for the approval of the appointment of Moss - Adams as the Company's independent auditors for the current fiscal year. Moss - Adams served as the Company's independent auditors for the fiscal year ended March 31, 1996. Representatives of Moss - Adams are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

          Moss - Adams replaced the Company's former auditors after Mr. Marciano gained control of the Company. There were no disagreements between the Company and the Company's former auditors. The Board has been advised that Moss - Adams is independent with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

          A majority vote of the shares entitled to vote represented at the meeting is necessary for approval.

          THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                                PROPOSAL NO. 3

       APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1989 STOCK OPTION PLAN

          The Board recommends that shareholders vote for the approval of an amendment to the Company's 1989 Stock Option Plan (the "Plan") increasing to 1,000,000 the number of shares which may be issued thereunder. The Plan was adopted by the Board of Directors and approved by the Shareholders in September 1989. In 1991, the

Shareholders approved an amendment to the Plan increasing the maximum number of shares available for issuance under the Plan to 400,000.

          In order to have a sufficient number of shares available for grant under the Plan, the Board of Directors on July 23, 1996 approved an amendment increasing from 400,000 to 1,000,000 the number of shares of Common Stock issueable thereunder. Immediately prior to the approval of the amendment, there were 20,000 shares reserved for issuance upon exercise of outstanding options, leaving 380,000 share available for future grants. Accordingly, subject to shareholder approval, the first sentence of Section 5 of the Plan was amended in its entirety to read as follows:

          "The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of options granted under the Plan shall not exceed 1,000,000 subject to adjustment as provided in Section 10 hereof."


          A majority vote of the shares entitled to vote represented at the meeting is necessary for approval.

          THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                                 SHAREHOLDER PROPOSALS

          Shareholders are advised that any shareholder proposals intended for consideration at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before May 23, 1997 in order to be included in the proxy materials for the 1997 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-- return receipt requested.


                                 OTHER MATTERS

          The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                                 FORM 10-K

          A copy of the Company's Annual Report on Form 10-K, exclusive of exhibits, accompanies this proxy statement. Additional copies and copies of the exhibits to the Form 10-K will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to: Jeffrey Busse, YES Clothing Co., 1380 West Washington Boulevard, Los Angeles, California 90007.

                                    By Order of the Board of Directors,



                                    Jeffrey Busse
                                    Secretary
August 23, 1996
Los Angeles, California

          SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                               YES CLOTHING CO.
                        ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 7, 1996

          The undersigned Shareholder of YES Clothing Co. (the "Company") hereby nominates, constitutes and appoints Irving B. Kroll and Jeffrey Busse, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's offices, 1380 W. Washington Boulevard, Los Angeles, California 90007, on October 7, 1996, at 10:00 a.m., and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

          1. THE ELECTION OF DIRECTORS. Electing Guy Anthome, Irving B. Kroll, Maurice Schoenholz and Jeffrey Busse to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

           AUTHORITY GIVEN   [_]             AUTHORITY WITHHELD   [_]

          (INSTRUCTION: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.)

          2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. Approving the selection of Moss - Adams to serve as independent auditors of the Company for the fiscal year ending March 31, 1997.

              FOR  [_]            AGAINST  [_]         ABSTAIN  [_]

         3. APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1989 STOCK OPTION PLAN INCREASING TO 1,000,000 THE NUMBER OF SHARES THAT CAN BE ISSUED THEREUNDER.

              FOR  [_]            AGAINST  [_]         ABSTAIN  [_]

          4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

              FOR  [_]            AGAINST  [_]         ABSTAIN  [_]

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

PLEASE SIGN AND DATE BELOW

     DATED:  _________________________

     I DO _____ DO NOT _____ EXPECT TO ATTEND THE MEETING.

     BY:  ____________________________

     TITLE:___________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.